Filed pursuant to Rule 424(b)(3)
Registration No. 333-140171

PROSPECTUS

40,988,749 Shares

Common Stock

This prospectus relates to the offering by the selling stockholders of Gran Tierra Energy Inc. of up to 40,988,749 shares of our common stock, par value $0.001 per share. These shares of common stock include (1) up to 9,627,901 shares of common stock issued or issuable to selling stockholders upon exercise of warrants, and (2) 10,984,126 shares of common stock issued or issuable to selling stockholders upon exchange of exchangeable shares of Gran Tierra Goldstrike, Inc., an indirect subsidiary of Gran Tierra. The shares of common stock, warrants and exchangeable shares were issued in a series of private offerings, and are being registered to satisfy registration rights with respect to most of the shares.

We will not receive any proceeds from the sale of common stock by the selling stockholders. We may receive proceeds from the exercise price of the warrants if they are exercised by the selling stockholders. We intend to use any proceeds received from the selling stockholders’ exercise of the warrants for working capital and general corporate purposes.

The selling stockholders may sell the shares of common stock from time to time in the open market, on the NYSE Amex, the Toronto Stock Exchange, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock is traded on the NYSE Amex under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE.” On April 29, 2009, the closing price of our common stock was US$2.42 per share on the NYSE Amex and CDN$2.96 per share on the Toronto Stock Exchange.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider the risks described in “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2009.

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
SELLING STOCKHOLDERS	2
PLAN OF DISTRIBUTION	21
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND ADDITIONAL INFORMATION	23

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus or any related free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

i.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and the notes thereto included in our filings with the Securities and Exchange Commission and incorporated into this document by reference.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Gran Tierra,” “we,” “us,” and “our,” refer to Gran Tierra Energy Inc., a Nevada corporation, and our subsidiaries.

Our Company

Gran Tierra Energy Inc. is an international oil and gas exploration and production company operating in South America, headquartered in Calgary, Canada, incorporated in the United States. We hold interests in producing and prospective properties in Argentina, Colombia and Peru. We have a strategy that focuses on growing a portfolio of producing properties, plus production enhancement and exploration opportunities to provide a base for future growth.  In November 2008, Gran Tierra combined with Solana Resources Limited, or Solana, in a transaction in which Solana became a wholly-owed subsidiary of Gran Tierra.

Corporate Information

Gran Tierra Energy Inc. was incorporated under the laws of the State of Nevada on June 6, 2003, under the name of Goldstrike Inc.  Our principal executive offices are located at 300, 611 – 10th Avenue S.W., Calgary, Alberta T2R 0B2, Canada. The telephone number at our principal executive offices is (403) 265-3221. Our website address is www.grantierra.com. Information contained on our website is not deemed part of this prospectus.

The Offering

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to Gran Tierra, included in our filings with the Securities and Exchange Commission, or SEC, and incorporated in this document by reference.

Securities Offered	40,988,749 shares of our common stock.

Use of Proceeds
We will not receive any proceeds from the sale of common stock offered by this prospectus. We will receive the proceeds from any warrant exercises, which we intend to use for general corporate purposes, including for working capital and capital expenditures.

Trading	Our common stock is traded on the NYSE Amex under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE.”

Dividend Policy	We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.

Risk Factors
See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the shares of our common stock being offered by the selling stockholders in this document.

1.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in our Annual Report on Form 10-K, filed with the SEC on February 27, 2009, which is incorporated by reference in this prospectus, and the other information contained or incorporated by reference in this prospectus. The risks and uncertainties incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our future business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive approximately $10,725,000 if the selling stockholders exercise their warrants in full. The warrant holders may exercise their warrants at any time until their expiration. Because the warrant holders may exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. These proceeds, if any, will be used for general corporate purposes and capital expenditures. We have agreed to bear the expenses in connection with the registration of the common stock being offered hereunder by the selling stockholders.

SELLING STOCKHOLDERS

The information in this prospectus with respect to the selling stockholders combines information previously presented in three different registration statements, containing information as of three different dates. As a result, set forth below is this information from each of these registration statements. For selling stockholders appearing in more than one table, the information with respect to the number of shares being offered by the selling stockholders is not duplicative, such that shares being offered by a selling stockholder in one table and shares being offered by that same selling stockholder in another table reflect, when combined, the total number of shares being offered by that selling stockholder.

Shares Being Offered From the June 2006 Financing

This prospectus covers shares, including shares underlying warrants, sold in our June 2006, private equity offering to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.  See “Plan of Distribution.”

2.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of February 15, 2009. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, one of the selling stockholders is a broker-dealer, six of the selling stockholders are affiliates of broker-dealers and two of the selling stockholders are both broker-dealers and affiliates of broker-dealers. We have been advised that each such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table and footnotes thereto set forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such information is not necessarily indicative of beneficial ownership for any other purpose.

Beneficial ownership is calculated based on 238,710,473 shares of our common stock outstanding as of February 15, 2009, which includes 10,984,126 exchangeable shares of Gran Tierra Goldstrike Inc. issued to holders of Gran Tierra Energy Inc., an Alberta, Canada company, or Gran Tierra Canada, common stock and 31,519,884 exchangeable shares of Gran Tierra Exchangeco Inc. issued to holders of Solana common stock.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of February 15, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of calculating the beneficial ownership of any other selling stockholder. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering(c)	Shares of Common Stock Being Offered(a)	Shares of Common Stock Being Offered Which are Subject to Warrants(a)(b)	Shares of Common Stock Beneficially Owned After Completion of the Offering(c)(d)	Percent Ownership
Alan J. Rubin Revocable Trust	74,999	74,989	33,333	-	-
Alvin L. Gray††	150,000	150,000	50,000	-	-
Anthony Jacobs	300,000	300,000	100,000	-	-
Bancor Inc.[1]	405,300	150,000	50,000	255,300	*
Bill Birdwell & Willie C. Birdwell	9,000	9,000	-	-	-
Johnnie S. Haak	91,000	30,000	-	61,000	*
Blake Selig††	30,000	30,000	10,000	-	-
Brant Investments Ltd.†	33,334	33,334	33,334	-	-
Brian Kuhn	255,000	255,000	85,000	-	-
Brion Bailey††	22,500	22,500	7,500	-	-
Carl Pipes	20,000	20,000	-	-	-
Carmen Neufeld†[2]	323,322	149,988	49,996	173,334	*

3.

Carol Edelson†	24,999	24,999	8,333	-	-
Carol Tambor	24,167	24,167	16,667	-	-
Carter Pope	283,333	200,000	-	83,333	*
Castlerigg Master Investments Ltd.[3]††	1,804,763	1,804,763	209,524	-	-
Cathy Selig	16,667	16,667	-	-	-
Chad Oakes[4]	410,152	131,661	89,995	278,491	*
Chester Family 1997 Trust UAD 12/09/1997[5]	24,167	24,167	16,667	-	-
Christian Thomas Swinbank UAD 03/14/06[6]	100,000	50,000	-	50,000	*
Clarence Tomanik	149,988	149,988	49,996	-	-
Constance O. Welsch/Simple IRA	10,000	10,000	-	-	-
Dale Foster[7]	312,389	64,269	24,996	248,120	*
Dale Tremblay†	99,999	99,999	33,333	-	-
Dana Quentin Coffield[8]	2,209,662	100,001	33,334	2,109,661	*
Daniel Todd Dane[9]†	849,978	100,000	33,334	749,978	*
Datavision Computer Video, Inc.[10]	24,167	24,167	16,667	-	-
David M. Robichaux PSP	24,997	24,997	-	-	-
David N. Malm Anaesthesia Inc.[11]	45,000	45,000	15,000	-	-
David T. Jensen††	50,000	50,000	16,667	-	-
David Westlund††[12]	226,666	90,000	30,000	136,666	*
Delores Antonsen	30,000	30,000	20,000	-	-
Don S. Cook††	50,000	50,000	16,667	-	-
Donald A. Wright[13]	1,873,279	750,000	250,000	1,123,279	*
Donald Moss†	80,000	80,000	26,667	-	-
Donald Streu††	25,500	25,500	8,500	-	-
Dr. William Grose Agency††	50,000	50,000	16,667	-	-
Duane Renfro	16,667	16,667	16,667	-	-
Edmund Melhado††	150,000	150,000	50,000	-	-
Edward B. Antonsen[14]	47,500	27,500	27,500	20,000	*
Edward Muchowski[15]††	308,730	150,000	50,000	158,730	*
Emily H. Todd Separate Property††	30,000	30,000	10,000	-	-
Frank J. Metyko Residuary Trust[16]††	24,999	24,999	8,333	-	-
Fred A. Stone, Jr. Amended and Restated UAD 4/20/98	26,000	26,000	-	-	-
Gary Gee Wai Hoy and Lily Lai Wan Hoy[17]	24,119	8,500	-	15,619	*
Georges Antoun & Martha Antoun††	50,000	50,000	16,667	-	-
Gerald Golub	32,667	32,667	16,667	-	-
Geriann Sweeney & Louis Paul Lohn Com Prop	47,334	47,334	33,334	-	-
Glenn Andrew Welsch TTEE Constance Welsch Trust U/A DTD 12/18/95	17,500	17,500	-	-	-
Glenn Fleischhacker	25,001	25,001	8,334	-	-
Gonzalo Vazquez	100,000	85,000	-	15,000	*
Grace To†	5,000	5,000	5,000	-	-
Grant E. Sims and Patricia Sims†	75,000	75,000	25,000	-	-
Eric R. Sims[18]	7,500	7,500	-	-	-
Ryan S. Sims[19]	7,500	7,500	-	-	-
Scott A. Sims[20]	7,500	7,500	-	-	-
Grant Hodgins[21]	24,119	8,500	8,500	15,619	*
Gregg J. Sedun[22]	112,491	50,000	50,000	62,491	*

4.

Hal Rothbaum	46,834	46,834	33,334	-	-
Hazel Bennett[23]	19,168	15,000	5,000	4,168	*
Heather and Ian Campbell[24]	161,501	20,001	6,667	141,500	*
Herbert Lippin††	30,000	30,000	10,000	-	-
Hollyvale Limited[25]††	25,500	17,000	-	8,500	*
Noel Humphrey[26]	30,000	30,000	-	-	-
Hunter Capital LLC Defined Benefit Pension Plan[27]	7,500	7,500	-	-	-
Hudson Bay Overseas Fund, Ltd.[28]††	64,568	64,568	16,667	-	-
IRA FBO Anthony Jacobs Pershing LLC as Custodian Rollover Account	250,000	225,000	75,000	25,000	*
IRA FBO Erik Klefos[29]	32,800	31,000	15,000	1,800	*
IRA FBO Hyman Gildenhorn Pershing LLC as Custodian††	228,000	228,000	76,000	-	-
IRA FBO Lewis S. Rosen Pershing LLC as Custodian	24,999	24,999	8,333	-	-
IRA FBO Lisa Marcelli Pershing LLC as Custodian[30]	24,999	24,999	-	-	-
IRA FBO Merila F. Peloso Pershing LLC as Custodian Rollover Account	24,999	24,999	-	-	-
IRA FBO Robert Larry Kinney/Pershing LLC as Custodian Rollover Account	30,000	20,000	-	10,000	*
Iroquois Master Fund Ltd.[31]†	83,333	83,333	83,333	-	-
James W. Christmas	80,000	80,000	-	-	-
James Garson††	50,001	50,001	16,667	-	-
James McNeill††	499,950	499,950	166,650	-	-
James R. Timmins and Alice M. Timmins[32]	124,998	124,998	-	-	-
Jan A I Rask	215,000	50,000	-	165,000	*
Jeffrey Orchen††	80,000	50,000	50,000	30,000	*
Jeffrey J. Scott[33]††	2,780,527	150,000	50,000	2,630,527	1.1%
Jill Norris[34]	4,167	4,167	-	-	-
IRA FBO Jodi Malanga[35]†	63,000	25,500	8,500	37,500	*
Jonathan Day	10,000	10,000	-	-	-
Jorge Cangini[36]	110,000	60,000	20,000	50,000	*
Joseph A. Ahearn††	50,001	50,001	16,667	-	-
Joseph A. Cech	50,000	50,000	13,350	-	-
Kevin D. Poynter	379,900	299,900	-	80,000	*
Kiyoshi Fujieda	10,500	10,000	-	500	*
L G Vela††	25,001	25,001	8,334	-	-
Larry F. Crews	25,499	15,499	-	10,000	*
Lawrence Johnson West†	24,999	24,999	8,333	-	-
Lee H. Corbin	10,500	8,500	-	2,000	-
Lloyd Clark†	14,800	14,800	8,400	-	-
Louis and Carol Zehil††	99,999	99,999	33,333	-	-
LSM Business Services Ltd.[37]	50,625	10,000	10,000	40,625	*
Luc Chartrand	37,500	37,500	37,500	-	-
Mac Haik	300,000	300,000	-	-	-
Mary E. Shields	24,999	24,999	-	-	-
Mary Harris Cooper††	24,999	24,999	8,333	-	-

5.

Max Hsu Wei[38]	1,992,167	39,984	-	1,952,183	*
IRA FBO Melton R. Pipes	64,400	30,000	-	-	-
Michael L Thiele & Elaine D Thiele	75,000	75,000	-	-	-
Michael McNulty††	24,999	25,000	8,333	-	-
Michael S. Chadwick[39]	25,499	25,499	-	-	-
MP Pensjon[40]††	1,049,970	1,049,970	349,990	-	-
Nadine C. Smith[41]†	732,900	101,089	31,664	631,811	*
Nathan Hagens††	60,000	60,000	20,000	-	-
Norman Goldberg	46,833	46,833	33,333	-	-
Paul Evans	10,666	10,666	-	-	-
Paul Osher and Sara Osher	24,167	24,167	16,667	-	-
Perfco Investments Ltd.[42]††	2,412,302	300,000	-	2,112,302	*
PGS Holdings Ltd.[43]†	37,500	37,500	12,500	-	-
Philip M. Garner & Carol P. Garner	300,000	300,000	-	-	-
RAB American Opportunities Fund Limited[44]††	116,667	116,667	116,667	-	-
Rafael Orunesu[45]	2,063,850	120,000	40,000	1,943,850	*
Rahn and Bodmer[46]††	100,000	100,000	33,334	-	-
Rob Krahn†	27,500	27,500	17,500	-	-
Richard Machin[47]	42,500	17,500	-	25,000	*
Robert Freedman††	125,000	125,000	25,000	-	-
Robert K. Macleod[48]	69,999	24,999	8,333	45,000	*
Robert W. Y. Kung††	25,500	25,500	8,500	-	-
Robert Wilensky	30,000	30,000	-	-	-
Robert Zappia[49]	60,000	60,000	20,000	-	-
Roberta Kintigh	45,500	25,500	-	20,000	*
Rowena M. Santos[50]	31,125	15,500	8,500	15,625	*
Rune Medhus Elisa Medhus M.D.[51]	40,000	30,000	-	10,000	*
Scott Andrews	170,000	150,000	-	20,000	*
SEP FBO Kenneth L. Hamilton / Pershing LLC as Custodian	7,500	7,500	-	-	-
SEP FBO Philip M. Garner Pershing LLC as Custodian	40,700	40,700	-	-	-
SEP FBO William E Grose MD Pershing LLC as Custodian††	24,999	24,999	8,333	-	-
Shawn T. Kemp†	60,000	60,000	20,000	-	-
Sonya Messner††[52]	117,999	33,000	11,000	84,999	*
Steven Hall/Rebecca Hall JTWROS	34,000	34,000	17,000	-	-
Sue M. Harris	96,000	75,000	25,000	21,000	*
Pinkye Lou Blair Estate Trust U/W DTD 6/15/91[53]†	66,000	34,000	-	32,000	-
The Knuettel Family Trust[54]†	25,002	25,002	8,334	-	-
Theseus Fund LP55	880,000	750,000	250,000	130,000	*
The Estate of Titus H. Harris Jr., Sue M. Harris Executrix	124,998	93,498	-	31,500	-
Tom Juda & Nancy Juda Living Tr DTD 5/3/95[56]	83,333	83,333	83,333	-	-
Trevor J. Tomanik††	119,988	119,988	39,996	-	-
TWM Associates LLC[57]	69,999	69,999	33,333	-	-
US Global Investors — Global Resources Fund[58]††	4,650,000	4,650,000	1,550,000	-	-
Verne G. Johnson[59]††	1,562,892	50,003	50,003	1,512,889	*
Vincent Vazquez	195,000	150,000	-	45,000	*

6.

GSEC FBO Warrant Strategies Fund LLC[60]	125,000	125,000	125,000	-	-
William Edward John Page††	45,000	45,000	15,000	-	-
William Scott[61]††	308,730	150,000	50,000	158,730	*
William Sockman††	30,000	30,000	10,000	-	-
William T. Criner & Frances E. Criner	24,999	24,999	-	-	-
ZLP Master Opportunity Fund, Ltd.[62]†	750,000	750,000	250,000	-	-
1053361 Alberta Ltd.[63]††	491,865	150,000	50,000	341,865	*
Robert Pedlow†[64]	133,000	133,000	-	-	-
John D. Long, Jr.[65]†	354,600	48,911	18,336	305,689	*

*	Less than 1.0%.

(a)
Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

(b)
The shares listed in this column represent shares of our common stock issuable upon exercise in full of outstanding warrants initially issued with an exercise price of $1.75 per share in our June 2006 Offering. In June 2007, we amended the terms of all of the warrants issued to the investors in the June 2006 offering, which extended the term of the warrants for one year and decreased the exercise price of the warrants to $1.05 per share.

(c)	The shares listed in this column include shares of common stock outstanding and shares of common stock which are issuable upon the exchange of exchangeable shares of Goldstrike Exchange Co.

(d)	Assumes all of the shares of common stock and all shares of common stock underlying warrants registered in this offering are sold in the offering.

†
We were unable to obtain updated information from this selling stockholder.  Shares of common stock being offered based on information provided as of February 11, 2008.  Shares of common stock being offered upon exercise of warrants, as applicable, based on information available as of February 15, 2009.

††
We were unable to obtain updated information from this selling stockholder.  Shares of common stock being offered based on information provided as of January 10, 2007.  Shares of common stock being offered upon exercise of warrants, as applicable, based on information available as of February 15, 2009.

[1]	James A. Banister has the power to vote and dispose of the common shares being registered on behalf of Bancor, Inc.

[2]	Ms. Neufeld serves as Geoscience Manager for Gran Tierra.

[3]
Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investment Ltd. (“Castlerigg”) and has shared voting and dispositive power over the securities owned by Castlerigg.  Sandell Asset Management Corp. and Thomas E. Sandell, its sole shareholder, disclaim beneficial ownership of the securities owned by Castlerigg.

[4]
Mr. Oakes also holds 75,000 shares of common stock and warrants to acquire an additional 124,991 shares of common stock at an exercise price of $1.25 per share, acquired in a private placement offering with closing dates on September 1 and October 7, 2005 (the “First 2005 Offering”).

[5]	Robert and Anetta Chester, trustees, have the power to vote and dispose of the common shares being registered on behalf of Chester Family 1997 Trust UAD 12/09/1997.

[6]	Christian Thomas Swinbank, trustee, has the power to vote and dispose of the common shares being registered on behalf of Christian Thomas Swinbank UAD 3/14/06.

[7]
Mr. Foster also holds warrants to acquire an additional 12,491 shares of common stock at an exercise price of $1.25 per share, and 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange.  Also includes 99,981 shares of common stock and 49,991 shares of common stock issuable pursuant to warrants beneficially held by 893619 Alberta Ltd., of which Mr. Foster is the President and Director, and over which Mr. Foster has sole voting and investment power.  Mr. Foster is an affiliate of a broker-dealer.

7.

[8]
Mr. Coffield also holds 29,985 shares of common stock and warrants to acquire an additional 14,993 shares of common stock at an exercise price of $1.25 per share, and 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Coffield serves as our President, Chief Executive Officer and as a member of Gran Tierra’s Board of Directors (the “Board”).

[9]	Mr. Dane also holds 499,985 shares of common stock and warrants to acquire an additional 249,993 shares of common stock at an exercise price of $1.25 per share.

[10]	James Garson has the power to vote and dispose of the common shares being registered on behalf of Datavision Computer Video, Inc.

[11]	David Malm has the power to vote and dispose of the common shares being registered on behalf of David Malm Anaesthesia Inc.

12	Mr. Westlund serves as Geophysics Manager for Gran Tierra.

[13]
Includes 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Wright also holds 250,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.25 per share.

[14]
Mr. Antonsen also holds warrants to acquire 20,000 shares of common stock at an exercise price of $1.25 per share, acquired in the sale of units to accredited investors we conducted on October 27, 2005 and December 14, 2005 (the “Second 2005 Offering”).

[15]	Mr. Muchowski also holds 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[16]	Frank J. Metyko Jr., Mark J. Metyko and Kurt F. Metyko, trustees, have the power to vote and dispose of the common shares being registered on behalf of the Frank Metyko Residuary Trust.

[17]	Mr. and Mrs. Hoy also hold 15,619 shares of common stock acquired upon exercise of warrants acquired in the First 2005 Offering.

[18]	Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of the Eric R. Sims.

[19]	Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of the Ryan S. Sims.

[20]	Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of Scott A. Sims.

[21]	Mr. Hodgins also holds warrants to acquire 15,619 shares of common stock at an exercise price of $1.25 per share.

[22]	Mr. Sedun also holds warrants to acquire 62,491 shares of common stock at an exercise price of $1.25 per share.

8.

[23]	This selling stockholder is a broker-dealer and an affiliate of a broker-dealer.

[24]	Ms. Campbell serves as Corporate Treasurer for Gran Tierra.

[25]
Jeremy Spring has the power to vote and dispose of the common shares being registered on behalf of Hollyvale Limited.  Includes warrants to acquire 8,500 shares of common stock at an exercise price of $1.25 per share.

[26]	Noel Humphrey has the power to vote and dispose of the common shares being registered on behalf of the Humphrey Family Limited Partnership.

[27]	John Laurie Hunter has the power to vote and dispose of the shares being registered on behalf of the Hunter Capital LLC Defined Benefit Pension Plan.

[28]
Yoav Roth and John Doscas have the power to vote and dispose of common shares being registered on behalf of Hudson Bay Overseas Fund, Ltd. Both Yoav Roth and John Doscas disclaim beneficial ownership of shares held by Hudson Bay Overseas Fund, Ltd.

[29]	This selling stockholder is an affiliate of a broker-dealer.

[30]	This selling stockholder is a broker-dealer and an affiliate of a broker-dealer.

[31]
Joshua Silverman has the power to vote and dispose of the common shares being registered on behalf of Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

[32]	James R. Timmins has the power to vote and dispose of the common shares being registered on behalf of James R. Timmins and Alice M. Timmins.

[33]
Includes 349,981 shares of common stock and warrants to acquire an additional 174,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, and an additional 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.  Also includes 1,688,889 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Scott serves as the Chairman of the Board.

[34]	This selling stockholder is a broker-dealer.

[35]
Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, held by IRA for the benefit of Jodi Malanga/Pershing LLC as Custodian.

[26]	Mr. Cangini serves as New Ventures Manager for Gran Tierra Argentina S.A., a subsidiary of Gran Tierra Energy.

[37]
Lloyd Guenther has the power to vote and dispose of the common shares being registered on behalf of LSM Business Services, Ltd., and also holds 25,000 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[38]	Mr. Wei also holds 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Wei serves as our Vice-President, Operations.

9.

[39]	This selling stockholder is an affiliate of a broker-dealer.

[40]	Svein Garberg has the power to vote and dispose of the common shares being registered on behalf of MP Pensjon.

[41]
Ms. Smith served as a member of our Board until March 27, 2008. Includes 433,906 shares of common stock acquired in the First 2005 Offering.  Also includes warrants to acquire an additional 197,905 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, held by Ms. Smith or Mr. John Long.

[42]
Includes 1,587,302 exchangeable shares issued on November 10, 2005 in connection with the share exchange and an additional 525,000 shares of common stock held by Perfco Investments Ltd.  Mr. Walter Dawson is the sole owner of Perfco Investments Ltd. and has sole investment and voting power over the exchangeable shares and shares of common stock owned by Perfco Investments Ltd.  In addition, Mr. Dawson directly holds 101,587 exchangeable shares issued on November 10, 2005 in connection with the share exchange, and 300,000 shares of common stock acquired in the Second 2005 Offering.  Mr. Dawson disclaims beneficial ownership of 158,730 exchangeable shares held by Mr. Dawson’s spouse.  Mr. Dawson is a member of our Board.

[43]	Paul Sicotte has the power to vote and dispose of the common shares being registered on behalf of PGS Holdings Ltd.

[44]
Arild Eide is a Portfolio Manager at RAB Capital PLC, the Investment Manager of RAB American Opportunities Fund Limited. By virtue of his position at RAB Capital PLC, Mr. Eide is deemed to hold investment power and voting control over the common shares being registered on behalf of RAB American Opportunities Fund Limited.

[45]
Mr. Orunesu also holds 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange.  Mr. Orunesu is the President of Gran Tierra Argentina S.A., a subsidiary of Gran Tierra.

[46]	Francis Mailhot has the power to vote and dispose of the common shares being registered on behalf of Rahn and Bodmer.

[47]	Mr. Machin also holds 25,000 shares of common stock acquired in the First 2005 Offering.

[48]	Mr. Macleod also holds 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[49]	This selling stockholder is an affiliate of a broker-dealer.

[50]	Ms. Santos also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[51]	This selling stockholder is an affiliate of a broker-dealer.

[52]	Ms. Messner serves as Office Manager for Gran Tierra.

[53]
Sue Minton Harris, trustee, has the power to vote and dispose of the common shares being registered on behalf of Pinkye Lou Blair Estate Trust U/W DTD 6/15/91. This selling stockholder is an affiliate of a broker-dealer.

[54]	Francis P. Knuettel has the power to vote and dispose of the common shares being registered on behalf of the Knuettel Family Trust.

[55]	James Corfman has the power to vote and dispose of the common shares being registered on behalf of Theseus Fund.

[56]	Tom Juda and Nancy Juda, co-trustees, have the power to vote and dispose of the common shares being registered on behalf of Tom Juda & Nancy Juda Living Tr DTD 5/3/95.

[57]	Scott Stone, manager, has the power to vote and dispose of the common shares being registered on behalf of TWM Associates, LLC.

[58]	Evan Smith, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors — Global Resources Fund.

[59]
Includes 895,238 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Johnson also holds warrants to acquire an additional 62,493 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. In addition, KristErin Resources Ltd., a private family-owned business of which Mr. Johnson is the President and has sole voting and investment power, holds 396,825 exchangeable shares issued on November 10, 2005 in connection with the share exchange.  Mr. Johnson serves as a member of our Board.

10.

[60]
Sean Molloy, Portfolio Manager, has the power to vote and dispose of the common shares being registered on behalf of GSEC Warrant Strategies Fund LLC.  Reflects transfer of warrant subsequent to February 15, 2009.

[61]	Includes 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[62]	Stuart Zimmer and Craig Lucas have the power to vote and dispose of the common shares being registered on behalf of ZLP Master Opportunity Fund, Ltd.

[63]
Includes 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange, and 175,000 shares of common stock and warrants to acquire an additional 87,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.  Glenn Gurr, President of 1053361 Alberta Ltd., has sole voting and investment power over the shares held by 1053361 Alberta Ltd.

[64]	Includes 66,667 shares of common stock acquired on March 12, 2009 upon exercise of warrants, purchased in our June 2006 offering.

[65]
Includes 191,094 shares of common stock acquired in the First 2005 Offering.  Also includes warrants to acquire an additional 114,595 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, held by Mr. Long or Ms. Nadine Smith.

Shares Being Offered From Prior Financings

This prospectus covers shares, including shares underlying warrants, sold in our other private equity offerings to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders are deemed to be “underwriters” as defined in the Securities Act. Any profits realized by these selling stockholder may be deemed to be underwriting commissions. See “Plan of Distribution.”

The table below has been prepared based upon the information furnished to us by the selling stockholders as of February 15, 2009. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions using the registration statement of which this prospectus forms a part or in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, none of the selling stockholders are a broker-dealer and four of the selling stockholders are affiliates of broker-dealers. We have been advised that each such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such information is not necessarily indicative of beneficial ownership for any other purpose.

Beneficial ownership is calculated based on 238,710,473 shares of our common stock outstanding as of February 15, 2009, which includes 10,984,126 exchangeable shares of Gran Tierra Goldstrike Inc. issued to holders of Gran Tierra Canada common stock and 31,519,884 exchangeable shares of Gran Tierra Exchangeco Inc. issued to holders of Solana common stock.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of February 15, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of calculating the beneficial ownership of any other selling stockholder. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

11.

	Shares		Shares of Common	Percentage
	of Common		Stock Owned	of Common
	Stock Owned	Shares	Upon Completion	Stock Outstanding
	Before the	of Common Stock	of the Offering	Upon Completion
Selling Stockholder	Offering	Being Offered	(a)	of Offering
Amaran Tyab[1]††	7,500	7,500		-
Arnold J. Charbonneau[2]	15,625	15,625	-	-
Arthur Ruoff[3]	48,000	48,000	-	-
Bank Sal. Oppenheim Jr. & Cie (Switzerland) Ltd.[4]††	551,500	551,500	-	-
Barbara Jean Taylor[5]††	149,982	149,982	-	-
Barry R. Balsillie[6]	233,730	75,000	158,730	*
Bashaw Fertilizer Ltd.[7]	106,791	92,500	14,291	*
Bela Balaz[8]††	29,978	29,978	-	-
Bernie Broda[9]†	46,875	46,875	-	-
Betty Wong[10]	15,625	15,625	-	-
Catherine E. Coffield tt Catherine E. Coffield Rev. Tr. Dtd 04/22/1991[11]	75,000	75,000	-	-
Chad Oakes[12]	410,152	199,991	210,161	*
Clive Mark Stockdale[13]	16,000	16,000	-	-
Dale Foster[14]	312,389	12,491	299,898	*
Dana Quentin Coffield[15]	2,209,662	44,978	2,164,684	*
Daniel Todd Dane[16]††	849,978	749,978	100,000	*
Donald A. Wright[17]	1,873,279	500,000	1,373,279	*
Earl Fawcett[18]††	21,875	21,875	-	-
Edward B. Antonsen[19]	47,500	20,000	27,500	*
Edward Armogan[20]††	18,000	18,000	-	-
Edwin Lau[21]	23,825	15,625	8,200	-
Elizabeth J. Fenton[22]††	37,500	37,500	-	-
Scotia Capital ITF Eric Pedersen[23]††	21,875	21,875	-	-
Gary Gee Wai Hoy and Lily Lai Wan Hoy[24]	24,119	15,619	8,500	*
Grant Hodgins[25]	24,119	15,619	8,500	*
Gregg J. Sedun[26]	112,491	62,491	50,000	*
Hollyvale Limited[27]††	25,500	8,500	17,000	*
Humbert B. Powell III[28]†	46,875	46,875	-	-
James E. Anderson[29]	60,000	60,000	-	-
James Fletcher[30]†	15,000	15,000	-	-
Janet R. Denhamer[31]††	37,472	37,472	-	-
Jason Soprovich Realty Inc.[32]†	46,875	46,875	-	-
Jeffrey J. Scott[33]††	2,780,527	674,972	2,105,555	*
Jim and Kathleen Gilders[34]	35,000	30,000	5,000	*
John H. and Jodi F. Malanga JT TEN [35]	63,000	37,500	25,500	*
Kent Kirby[36]††	7,500	7,500	-	-
Lisa and Donald Streu[37]†	73,250	73,250	-	-
Lisa Streu[38]†	28,125	28,125	-	-
LSM Business Services Ltd.[39]	50,625	40,625	10,000	*
Mark E. Cline[40]††	46,875	46,875	-	-
Michael J. Stark[41]††	187,472	187,472	-	-
Nadine C. Smith[42]††	732,900	631,811	101,089	*

12.

Neil Davey[43]††	7,500	7,500	-	-
Nell Dragovan[44]†	46,875	46,875	-	-
Nick DeMare[45]	14,000	14,000	-	-
North Group Limited[46]	20,000	20,000	-	-
Perfco Investments Ltd.[47]†	2,412,302	525,000	1,887,302	*
Postell Energy Co Ltd[48]††	37,500	37,500	-	-
Prussian Capital Corp[49]††	50,000	50,000	-	-
Richard M. Crawford[50]	25,625	15,625	10,000	-
Richard Machin[51]	42,500	25,000	17,500	*
Richard MacDermott[52]††	247,478	187,478	60,000	*
Rob Anderson[53]	16,250	16,250	-	-
Robert A. Fenton[54]††	37,500	37,500	-	-
Robert K. Macleod[55]	69,999	45,000	24,999	*
Rowena M. Santos[56]	31,125	15,625	15,500	*
Sanovest Holdings Ltd.[57]	31,250	31,250	-	-
Sean Warren[58]††	33,750	33,750	-	-
Standard Bank PLC[59]†	1,875,000	1,875,000	-	-
Suljo Dzafovic[60]††	15,000	15,000	-	-
Tammy L. Gurr[61]†	28,125	28,125	-	-
The Brewster Family Trust[62]††	15,625	15,625	-	-
Thomas Rebane[63]	7,500	-	7,500	*
Verne G. Johnson[64]††	1,562,892	62,493	1,500,399	*
Wildcat Investments Ltd.[65]	25,000	25,000	-	-
William McCluskey[66]	393,750	393,750	-	-
1053361 Alberta Ltd.[67]††	491,865	262,500	229,365	*
1087741 Alberta Ltd.[68]††	15,993	15,993	-	-
666977 Alberta Ltd.[69]††	12,000	12,000	-	-
893619 Alberta Ltd.[70]	149,972	149,972	-	-
John D. Long, Jr71†	354,600	305,689	48,911	*
Chapel Rock Holdings Ltd.[72]	16,769	16,769	-	-
Wayne Hucik[73]	38,644	21,875	16,769	*
Walter Dawson [74]	3,130,952	300,000	2,830,952	1.19%

*	Less than 1.0%.

(a)	Assumes all of the shares of common stock and all shares of common stock underlying warrants registered in this offering are sold in the offering.

†
We were unable to obtain updated information from this selling stockholder.  Shares of common stock being offered based on information provided as of December 20, 2007.  Shares of common stock being offered upon exercise of warrants, as applicable, based on information available as of February 15, 2009.

††
We were unable to obtain updated information from this selling stockholder.  Shares of common stock being offered based on information provided as of February 2, 2007.  Shares of common stock being offered upon exercise of warrants, as applicable, based on information available as of February 15, 2009.

[1]	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[2]	Includes 15,625 shares of common stock acquired in the First 2005 Offering.

[3]	Includes 32,000 shares of common stock and warrants to acquire an additional 16,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

13.

[4]
Includes 474,000 shares of common stock and warrants to acquire an additional 77,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. R. Gelant and U. Fricher have the power to vote and dispose of the shares being registered on behalf of Bank Sal. Oppenheimer Jr.

[5]	Includes 99,988 shares of common stock and warrants to acquire an additional 49,994 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[6]
Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Includes 158,703 shares of common stock issued in exchange for exchangeable shares originally issued on November 10, 2005 in connection with the share exchange.

[7]
Includes 92,500 shares of common stock acquired as part of the First 2005 Offering.  Richard Groom has the power to vote and dispose of the common shares being registered on behalf of Bashaw Fertilizer Ltd.

[8]	Includes 19,985 shares of common stock and warrants to acquire an additional 9,993 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[9]	Includes 31,250 shares of common stock and warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[10]	Includes warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[11]
Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Ms. Coffield is the mother of Dana Coffield, who serves as our President, Chief Executive Officer and as a member of the Board.

[12]
Includes 75,000 shares of common stock and warrants to acquire an additional 124,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Oakes also holds 41,666 shares of common stock and warrants to acquire an additional 89,995 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[13]	Includes warrants to acquire 16,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Stockdale is an affiliate of a broker-dealer.

[14]
Includes warrants to acquire 12,491 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Foster also holds 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange, and 39,273 shares of common stock and warrants to acquire an additional 24,996 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.  Also includes 99,981 shares of common stock and 49,991 shares of common stock issuable pursuant to warrants beneficially held by 893619 Alberta Ltd., of which Mr. Foster is the President and Director, and over which Mr. Foster has sole voting and investment power.  Mr. Foster is an affiliate of a broker-dealer.

[15]
Includes 29,985 shares of common stock and warrants to acquire an additional 14,993 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Coffield also holds 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering, and 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Coffield serves as our President, Chief Executive Officer and as a member of the Board.

[16]
Includes 499,985 shares of common stock and warrants to acquire an additional 249,993 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Dane also holds 66,666 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[17]
Includes 250,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Wright also holds 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange, and 500,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[18]	Includes warrants to acquire 21,875 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

14.

[19]
Includes warrants to acquire 20,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. Mr. Antonsen also holds warrants to acquire an additional 27,500 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[20]	Includes 12,000 shares of common stock and warrants to acquire an additional 6,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[21]	Includes warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[22]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[23]	Includes warrants to acquire 21,875 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[24]
Includes 15,619 shares of common stock acquired in the First 2005 Offering. The selling stockholder also holds 8,500 shares of common stock acquired upon exercise of warrants purchased in the June, 2006 private offering.

[25]
Includes warrants to acquire 15,619 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[26]
Includes warrants to acquire 62,491 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[27]
Includes warrants to acquire 8,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds 17,000 shares of common stock acquired in the June, 2006 private offering. Jeremy Spring has the power to vote and dispose of the common shares being registered on behalf of Hollyvale Limited.

[28]
Includes 31,250 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Powell is an affiliate of a broker-dealer.

[29]	Includes 35,000 shares of common stock and an additional 25,000 shares of common stock acquired upon exercise of warrants acquired in the First 2005 Offering.

[30]	Includes warrants to acquire 15,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[31]	Includes 24,981 shares of common stock and warrants to acquire an additional 12,491 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[32]
Includes 31,250 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Jason Soprovich has the power to vote and dispose of the common shares being registered on behalf of Jason Soprovich Realty.

[33]
Includes 349,981 shares of common stock and warrants to acquire an additional 174,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, and an additional 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.  Mr. Scott also holds 100,000 shares of common stock and warrants to acquire 50,000 shares of common stock at an exercise price of $1.05 per share, acquired in our June, 2006 private offering, as well as 1,688,889 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Scott serves as our Chairman of the Board.

[34]	Allan Gilders has sole investment and voting power over the shares of common stock owned by Jim and Kathleen Gilders.

15.

[35]
Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholders also hold 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.05 per share, held by IRA for the benefit of Jodi Malanga/Pershing LLC as Custodian, acquired in the June, 2006 private offering.

[36]	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[37]	Includes 73,250 shares of common stock, acquired in the First 2005 Offering.

[38]	Includes warrants to acquire 28,125 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[39]
Includes 25,000 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. The selling stockholder also holds warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering. Lloyd Guenther has the power to vote and dispose of the common shares being registered on behalf of LSM Business Services, Ltd.

[40]	Includes 31,250 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[41]	Includes 124,981 shares of common stock and warrants to acquire an additional 62,491 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[42]
Includes 433,906 shares of common stock acquired in the First 2005 Offering.  Also includes warrants to acquire an additional 197,905 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, held by Ms. Smith or Mr. John Long.  Ms. Smith also holds 69,425 shares of common stock and a warrant to acquire an additional 31,664 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.  Ms. Smith served as a member of our Board until March 27, 2008. The information presented is as of February 11, 2008.

[43]	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[44]	Includes 31,250 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[45]	Includes warrants to acquire 14,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[46]
Includes warrants to acquire 20,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. Tom Kusumoto has the power to vote and dispose of the common shares being registered on behalf of North Group Limited.

[47]
Includes 525,000 shares of common stock acquired in the First 2005 Offering. The selling stockholder also holds 300,000 shares of common stock acquired in the June, 2006 private offering, and 1,587,302 exchangeable shares issued on November 10, 2005 in connection with the share exchange.  Walter Dawson is the sole owner of Perfco Investments Ltd and has sole investment and voting power over the shares of common stock owned by Perfco and disclaims beneficial ownership of such shares.  Mr. Dawson is a member of our Board

[48]
Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Jeffrey Scott, Chairman of the Board, is the President of Postell Energy Co. Ltd. and has the power to vote and dispose of the common shares being registered on its behalf.

[49]	Includes 50,000 shares of common stock acquired in the Second 2005 Offering. Cary Pinkowski has the power to vote and dispose of the common shares being registered on behalf of Prussian Capital Corp.

[50]	Includes 10,000 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

16.

[51]	The selling stockholder also holds 17,500 shares of common stock acquired in the June, 2006 private offering.

[52]
Includes 124,985 shares of common stock and warrants to acquire an additional 62,493 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[53]	Includes warrants to acquire 16,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[54]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[55]
Includes 30,000 shares of common stock warrants to acquire 15,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[56]
Includes warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds 7,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.

[57]
Includes warrants to acquire 31,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.  Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd.

[58]	Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[59]
Includes 1,250,000 shares of common stock and warrants to acquire an additional 625,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Roderick Frasier has the power to vote and dispose of the common shares being registered on behalf of Standard Bank PLC.

[60]	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[61]	Includes 18,750 shares of common stock and warrants to acquire an additional 9,375 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[62]
Includes warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Jim Brewster has the power to vote and dispose of the common shares being registered on behalf of The Brewster Family Trust.

[63]	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[64]
Includes warrants to acquire 62,493 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds warrants to acquire an additional 50,003 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering, and 895,238 exchangeable shares issued on November 10, 2005 in connection with the share exchange. In addition, KristErin Resources Ltd., a private family-owned business of which Mr. Johnson is the President and has sole voting and investment power, holds 396,825 exchangeable shares issued on November 10, 2005 in connection with the share exchange.  Mr. Johnson serves as a member of our Board.

[65]
Includes warrants to acquire 25,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Bruce Nurse has the power to vote and dispose of the common shares being registered on behalf of Wildcat Investments Ltd.

17.

[66]
Includes 262,500 shares of common stock and warrants to acquire 131,250 shares of common stock at an exercise price of $1.25 per share, acquired in a private placement offering completed on February 2, 2006 (the “Third 2005 Offering”). Mr. McCluskey is an affiliate of a broker-dealer.

[67]
Includes 175,000 shares of common stock and warrants to acquire an additional 87,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. The selling stockholder also holds 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange, and 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering. Glenn Gurr, President of 1053361 Alberta Ltd. has sole voting and investment power over these shares.

[68]
Includes warrants to acquire 15,993 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Wade MacBain has the power to vote and dispose of the common shares being registered on behalf of 1087741 Alberta Ltd.

[69]
Includes 8,000 shares of common stock and warrants to acquire an additional 4,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Serge Bonnet has the power to vote and dispose of the common shares being registered on behalf of 666977 Alberta Ltd.

[70]
Includes 99,981 shares of common stock and an additional 49,991 shares of common stock issued on April 2, 2009 upon exercise of warrants acquired in the First 2005 Offering. Dale Foster has the power to vote and dispose of the common shares being registered on behalf of 893619 Alberta Ltd.  Mr. Foster is an affiliate of a broker-dealer.

[71]
Includes 191,094 shares of common stock acquired in the First 2005 Offering.  Also includes warrants to acquire an additional 114,595 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, held by Mr. Long or Ms. Nadine Smith.  Mr. Long also holds 30,575 shares of common stock and a warrant to acquire an additional 18,336 shares of common stock at an exercise price of $1.05 per share, acquired in the June, 2006 private offering.  The information presented is as of February 11, 2008.

[72]
Includes 16,769 shares of common stock held by Chapel Rock Holdings Ltd., acquired in the First 2005 Offering.  Wayne Hucik has the power to vote and dispose of the common shares being registered on behalf of Chapel Rock Holdings Ltd.

[73]
Includes warrants to acquire 21,875 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.  Also includes 16,769 shares of common stock held by Chapel Rock Holdings Ltd., acquired in the First 2005 Offering.  Mr. Hucik has the power to vote and dispose of the common shares being registered on behalf of Chapel Rock Holdings Ltd.

[74]
Includes 300,000 shares of common stock acquired in the Second 2005 Offering.  Mr. Dawson also holds 101,587 exchangeable shares issued on November 10, 2005 in connection with the share exchange, and an additional 825,000 shares of common stock and 1,587,302 exchangeable shares issued on November 10, 2005 in connection with the share exchange, held by Perfco Investments Ltd., of which Mr. Dawson is the President and sole owner.  Mr. Dawson has sole investment and voting power over the exchangeable shares and shares of common stock owned by Perfco Investments Ltd.  Mr. Dawson disclaims beneficial ownership of 158,730 exchangeable shares held by Mr. Dawson's spouse.  Mr. Dawson is a member of our Board.

Exchangeable Shares and Additional Warrants

This prospectus covers the offer and sale of shares issued or issuable to the selling stockholders upon exchange of exchangeable shares of Gran Tierra Goldstrike, Inc., an indirect subsidiary of Gran Tierra, previously held or currently held by the selling stockholders. The exchangeable shares were issued to the selling stockholders in a private offering on November 10, 2005. This prospectus also covers the offer and sale of 720,814 shares issuable upon exercise of warrants held by two selling stockholders issued in connection with a private placement in June 2006.

The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders are deemed to be “underwriters” as defined in the Securities Act. Any profits realized by these selling stockholder may be deemed to be underwriting commissions. See “Plan of Distribution.”

The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, two of the selling stockholders are broker-dealers and one of the selling stockholders is an affiliate of a broker-dealers. We have been advised that such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

18.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such information is not necessarily indicative of beneficial ownership for any other purpose.

Beneficial ownership is calculated based on 238,710,473 shares of our common stock outstanding as of February 15, 2009, which includes 10,984,126 exchangeable shares of Gran Tierra Goldstrike Inc. issued to holders of Gran Tierra Canada common stock and 31,519,884 exchangeable shares of Gran Tierra Exchangeco Inc. issued to holders of Solana common stock.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of February 15, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of calculating the beneficial ownership of any other selling stockholder.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

	Shares of Common	Shares of	Shares of Common Stock Beneficially	Percentage of Common Stock Beneficially Owned
	Stock Beneficially	Common	Owned upon	Upon Completion
	Owned Before the	Stock Being	Completion of	of
Shareholder	Offering	Offered	Offering	Offering
Jeffrey J. Scott[1]†	2,780,527	1,688,889	1,091,638	*
Walter A. Dawson[2]†	3,130,952	101,587	3,029,365	1.27%
Margaret A. Dawson[3]†	158,730	158,730	-	-
Perfco Investments Ltd.[4]†	2,412,302	1,587,302	825,000	*
Verne G. Johnson[5]†	1,562,892	895,238	667,654	*
KristErin Resources Inc.[6]†	396,825	396,825	-	-
Rafael Orunesu[7]	2,063,850	1,689,683	374,167	*
Dana Coffield[8]	2,209,662	1,689,683	519,979	*
Max Hsu Wei[9]	1,992,167	1,689,683	302,484	*
William J. Scott[10]†	308,730	158,730	150,000	*
Dale Foster[11]	312,389	79,365	233,024	*
David Roger Keith[12]†	108,730	108,730	-	-
Donald A. Wright[13]	1,873,279	158,730	1,714,549	*
Ahmed Hussain Al-Khalaf[12]†	158,730	158,730	-	-
Slapco Ltd.[14]†	104,761	104,761	-	-
Edward J. Muchowski[15]†	308,730	158,730	150,000	*
Gordon Skulmoski[12]†	79,365	79,365	-	-
1053361 Alberta Ltd.[16]†	491,865	79,365	412,500	*
SMH Capital Inc.[17]†	708,921	708,921	-	-
Canaccord Capital Corporation[18]†	11,893	11,893	-	-

19.

* Less than one percent.

†
We were unable to obtain updated information from this selling stockholder.  Shares of common stock beneficially owned prior to offering based on information provided as of November 15, 2007.  Shares of common stock being offered upon exchange of exchangeable shares, exercise of warrants and stock options, as applicable, based on information available as of February 15, 2009.

[1]
Includes 1,688,889 shares of common stock issuable upon the exchange of exchangeable shares and 266,666 shares of common stock issuable pursuant to options and 274,991 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009. Mr. Scott serves as our Chairman of the Board.

[2]
Includes 101,587 shares of common stock issuable upon the exchange of exchangeable shares and 158,333 shares of common stock issuable pursuant to options exercisable within 60 days of February 15, 2009. Also includes 825,000 shares of common stock and 1,587,302 shares of common stock issuable upon the exchange of exchangeable shares held by Perfco Investments Ltd., of which Mr. Dawson is the President and sole owner. Also includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares held by Mr. Dawson’s spouse. Mr. Dawson disclaims beneficial ownership of the 158,730 shares of common stock issuable to his spouse. Mr. Dawson serves as a member of the Board.

[3]
Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares. Does not include shares beneficially owned by Margaret Dawson’s husband, Walter Dawson, or Perfco Investments Ltd. See notes 2 and 4 to this table.

[4]
Includes 1,587,302 shares of common stock issuable upon the exchange of exchangeable shares. Walter Dawson, President and sole owner of Perfco Investments Ltd., has sole investment and voting power over the shares of common stock owned by Perfco Investments Ltd. Mr. Dawson is a member of the Board.

[5]
Includes 895,238 shares of common stock issuable upon the exchange of exchangeable shares and 158,333 shares of common stock issuable pursuant to options exercisable within 60 days of February 15, 2009, and 112,496 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009. In addition, KristErin Resources Ltd., a private family-owned business of which Mr. Johnson is the President and has sole voting and investment power, holds 396,825 shares of common stock issuable upon the exchange of exchangeable shares. Mr. Johnson serves as a member of the Board.

[6]
Consists solely of shares of common stock issuable upon the exchange of exchangeable shares. Verne Johnson, President and Sole Owner of KristErin Resources Inc. has the power to vote and invest the shares of common stock being registered on behalf of KristErin Resources Inc. Mr. Johnson is a member of the Board.

[7]
Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares and 254,167 shares of common stock issuable pursuant to options exercisable within 60 days of February 15, 2009 and 40,000 shares of common stock issuable pursuant to warrants that Mr. Orunesu has the right to acquire within 60 days of February 15, 2009. Mr. Orunesu is the President of Gran Tierra Argentina S.A., a subsidiary of Gran Tierra.

[8]
Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares and 375,000 shares of common stock issuable pursuant to options exercisable within 60 days of February 15, 2009 and 48,327 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009. Dana Coffield serves as our President, Chief Executive Officer and as a member of the Board.

[9]
Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares, 262,500 shares of common stock issuable pursuant to options exercisable within 60 days of February 15, 2009. Mr. Wei is our Vice President, Operations.

[10]
Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares and 50,000 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009.

[11]
Includes 79,365 shares of common stock issuable upon the exchange of exchangeable shares and 37,487 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009. Also includes 99,981 shares of common stock and 49,991 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009 beneficially held by 893619 Alberta Ltd., of which Mr. Foster is the President and Director, and over which Mr. Foster has sole voting and investment power.  Mr. Foster is an affiliate of a broker dealer.

[12]	Consists solely of shares of common stock issuable upon the exchange of exchangeable shares.

[13]
Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares and 500,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of February 15, 2009.

20.

[14]
Consists solely of shares of common stock issuable upon the exchange exchangeable shares. Earle McMaster, the President and CEO of Slapco Ltd., may be deemed to have voting and investment power over the shares being registered on behalf of Slapco Ltd.

[15]
Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares and 50,000 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009.

[16]
Includes 79,365 shares of common stock issuable upon the exchange of exchangeable shares and 137,500 shares of common stock issuable pursuant to warrants exercisable within 60 days of February 15, 2009. Glen Gurr, President of 1053361 Alberta Ltd., and Rhonda Trueman, Vice President of 1053361 Alberta Ltd., have the power to vote and invest the shares registered on behalf of 1053361 Alberta Ltd.

[17]
Consists solely of shares issuable upon the exercise of warrants issued in connection with the June 2006 private offering. This selling stockholder is a broker-dealer, Mr. Ben Morris, Chief Executive Officer of SMH Capital Inc., has the power to vote and invest the shares registered on behalf of SMH Capital Inc.

[18]
Consists solely of shares issuable upon the exercise of warrants issued in connection with the June 2006 private offering. This selling stockholder is a broker-dealer. Mr. Brad Kotush, Chief Financial Officer of Canaccord Capital Corporation, has the power to vote and invest the shares registered on behalf of Canaccord Capital Corporation.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

21.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Hazel Bennett, IRA FBO Lisa Marcelli Pershing LLC as Custodian,  Rob Anderson, SMH capital Inc., and Canaccord Capital Corporation are broker-dealers and are deemed to be "underwriters" within the meaning of the Securities Act in connection with selling the shares. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

22.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Kummer Kaempfer Bonner & Renshaw with respect to some of the shares, and Mc Guire Woods LLP, New York, New York with respect to the remaining shares.

EXPERTS

The consolidated financial statements of Gran Tierra Energy Inc. incorporated in this Prospectus by reference from Gran Tierra Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of Gran Tierra Energy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Solana Resources Limited incorporated in this Prospectus by reference to Gran Tierra Energy Inc.’s Current Report on Form 8-K/A filed with the SEC on January 28, 2009, have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to their consideration of internal controls over financial reporting, and relating to their previous reporting in accordance with Canadian generally accepted accounting principles on the consolidated financial statements as at December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005) which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information regarding Solana’s oil and gas reserves incorporated by reference in this prospectus has been reviewed by DeGolyer and MacNaughton Canada Limited.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

Our Internet website is www.grantierra.com. On the Investor Relations page of that website, we provide access to all of our reports and amendments to these reports that we furnish or file with the SEC free of charge as soon as reasonably practicable after filing with the SEC. Additionally, our SEC filings are available at the SEC’s website (www.sec.gov).

Our common stock is traded on the NYSE Amex under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE.” In addition, reports, proxy statements and other information concerning our company can be inspected at our offices at 300, 611-10th Avenue S.W. Calgary, Alberta, Canada, T2R 0B2. Our Internet website at www.grantierra.com contains information concerning us. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

The SEC allows us to ‘incorporate by reference’ the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we file later with the SEC also will automatically update and supersede this information.

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We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.
Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009 (including the information incorporated by reference therein from our definitive proxy statement filed with the SEC on April 28, 2009);

2.	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 7, 2009, January 28, 2009; and February 4, 2009; and
3.	The description of our capital stock set forth in our Registration Statement on Form S-3 (Registration No. 333-156993) filed with the SEC on January 28, 2009 under “Description of Capital Stock.”

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Martin Eden, Secretary, 300, 611-10th Avenue S.W. Calgary, Alberta, Canada, T2R 0B2, telephone number (403) 265-3221.

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